UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement ☐ Definitive Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to § 240.14a-12

BLACKROCK HEALTH SCIENCES TERM TRUST

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Defend Your Fund Defend Your Fund (by BlackRock)1 followerPromoted ...The boards of BlackRocks CEFs work to protect and engage with all shareholders, and prioritize their need for steady income over time. Vote FOR BlackRocks CEF board nominees and AGAINST Sabas proposal using ONLY THE WHITE CARD. #DefendYourFundBlackRockBlackRock Closed-End Fund Investors:Our CEF boards have a duty to protect all investors.Vote FOR BlackRock board nominees todayBlackRock: CEFs Designed for Steady Income, Unique Value PropositionBlackrock.comLearn more